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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We hereby consent to the inclusion in this filing on Form 8-K/A of our report dated August 29, 2005 appearing in Allume Systems Inc.'s Financial Statements for the year ended June 30, 2005 and the periods from July 1, 2003 through April 18, 2004 and from April 19, 2004 through June 30, 2004.



/s/ Burr, Pilger & Mayer LLP
September 12, 2005